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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement of Parker Drilling Company on Form S-8 (File No.__________) of our report dated October 14, 1997, on our audits of the consolidated financial statements and financial statement schedules of Parker Drilling Company and Subsidiaries as of August 31, 1997 and 1996 and for the three years in the period ended August 31, 1997, which report is included in the Annual Report on Form 10-K for the year ended August 31, 1997, which is incorporated herein.




                                          /s/ COOPERS & LYBRAND L. L. P.

                                          COOPERS & LYBRAND L.L.P.


Tulsa, Oklahoma
December 2, 1997